Exhibit 10.7

                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT ("Agreement") is made and effective as of this 1st day of May, 2007, (the "Effective Date") by and between City Capital Corporation, a Nevada corporation ("Contractor"), and Cimino Development, LLC, a Missouri limited liability company ("Client").

                              W I T N E S S E T H:

     WHEREAS, Contractor desires to provide Contractor's services as an independent contractor to Client, and Client desires to retain Contractor to provide such services.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Engagement. Client hereby retains Contractor as an independent contractor to manage the business operations and assets of the Client and otherwise perform the Services, as defined below.

2. Relationship of Parties. The parties agree that an independent contractor relationship shall be created by this Agreement and nothing herein shall be construed to create the relationship of employer and employee between Client and Contractor. In the performance of the duties and obligations evolving upon Contractor under this Agreement, Contractor shall not be acting and performing as an employee of Client. Client is interested only in the results to be achieved by Contractor, and the conduct and control of Contractor's work will lie solely with Contractor.

3. Services. Client hereby provides Contractor with the power and authority and authorizes Contractor to conduct or cause to be conducted the following services (hereinafter, the "Services"), on behalf of Client:

     (a) Purchase liability and other insurance to protect Client's property and business;

     (b) Invest Client funds in real estate related ventures. Due to the nature of certain business and/or real estate transactions entered into by Contractor on behalf of Client, Client hereby acknowledges that certain funds expended by Contractor on Client's behalf may not be liquid or immediately available for return at Client's request and hereby agrees that any and all Contractual Obligations (as defined below) shall be fulfilled prior to Client gaining access to any of the funds used to fulfill such Contractual Obligation(s);

     (c) Execute and deliver on behalf of the Client instruments and documents in the ordinary course of business, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Client's property, assignments, bills of sale, leases, partnership agreements, and any other instruments or documents necessary to the Client in the ordinary course of business;


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     (d) Keep all books of account and other records of Client;

     (e) Pay all debts and other obligations of Client, to the extent the funds of the Client are available therefore;

     (f) Maintain all funds of the Client held by Contractor in accounts in any bank or banks designated by either Client or Contractor and make deposits thereto and withdrawals therefrom;

     (g) Provide Client with a quarterly Balance Sheet and Income Statement summarizing the business activity of Client and the status of projects in which Client's funds are in use; and

     (h) Enter into any contract that will encumber the assets or funds of Client or otherwise make any transfer, pledge, guaranty or other expenditure of Client's funds ("Contractual Obligation").

4. Limitation of Services. Notwithstanding the provisions of Paragraph 3 above, Contractor may not perform any of the following actions without the written consent of Client:

     (a) Dissolve or otherwise terminate the business of Client; or

     (b) Sell, transfer or convey all or substantially all of the assets of the Client.

5. Compensation. As consideration for Contractor's Services under this Agreement, Client shall pay Contractor an amount equal to Five Thousand Dollars ($5,000) for the management of each property purchased by Client ("Management Fee"). The Management Fee described herein shall be paid from Client to Contractor upon the consummation of the sale of the property.

6. Reimbursement of Expenses. The reasonable costs and expenses incurred by Contractor due to the provision of Contractor's Services under this Agreement shall be reimbursed by Client upon submission of such costs and expenses to Client in a written report and subject to Client's standard operating procedures with respect to the reimbursement of expenses.

7. Term/Termination. The term of Contractor's engagement shall be for a period of six (6) years from the Effective Date of this Agreement (the "Term"). Client shall have the right to terminate this Agreement at any time prior to the expiration of the Term hereof upon Client's delivery of ninety (90) days written notice of Client's termination to Contractor. Contractor may terminate this Agreement prior to the expiration of the Term hereof upon delivery of thirty
(30) days written notice of Contractor's termination hereof to Client. Furthermore, the parties may terminate this Agreement by mutual written agreement at any time.



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8. Indemnification. At all times during the Term of this Agreement and following the termination hereof, Client shall indemnify and hold Contractor harmless from any and all actions, causes of action or other form of liability that may be asserted against Contractor due to the performance of Contractor's duties under this Agreement. In addition, Contractor shall be indemnified by Client as a manager of a limited liability company or other officer of a company to the fullest extent permissible by Missouri law.

9. Miscellaneous. This Agreement sets out the entire agreement of the parties hereto and supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between the parties. There shall be no amendment to, or modification of, the provisions of this Agreement until and unless they have first been reduced to writing and executed by the parties hereto. It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Missouri.

     IN WITNESS WHEREOF, Client and Contractor have duly executed this Agreement as of the day and year first above written.


                              CLIENT
                              Cimino Development, LLC,
                              a Missouri limited liability company

                              By: Entrust New Direction - IRA, Inc.,
                                     f/b/o Joseph P. Cimino, IRA,
                                     an individual retirement account
                              Its:  Vice President
                                    --------------
                              Read and Accepted By:
                              /s/ Joseph P. Cimino
                              --------------------
                              Joseph P. Cimino

                              CONTRACTOR
                              City Capital Corporation,
                              a Nevada corporation

                              By:  /s/ Ephren Taylor, Jr.
                                   ----------------------
                                   Ephren Taylor, Jr., President



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